UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

AMERICAN REALTY CAPITAL GLOBAL TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	45-2771978
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

405 Park Avenue, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.  ☒

Securities Act registration statement file number to which this form relates:  333-177563

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.01 par value per share
Title of Class

Item 1. Description of Registrant’s Securities to be Registered.

American Realty Capital Global Trust, Inc. (the “Registrant”) hereby incorporates by reference herein the description of its common stock, $0.01 par value per share (the “Common Stock”), to be registered hereunder set forth under the heading “Description of Securities” in the Registrant’s prospectus forming part of its Registration Statement on Form S-11, as declared effective by the Securities and Exchange Commission on April 20, 2012 (File No. 333-177563) and all amendments and supplements to such registration statement subsequently filed with the Securities and Exchange Commission (together, the “Registration Statement”), including any prospectus relating thereto filed subsequently pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

Item 2. Exhibits

Exhibit No.	Description
3.1	Articles of Amendment and Restatement for American Realty Capital Global Trust, Inc. (1)
3.2	Bylaws of American Realty Capital Global Trust, Inc. (2)
10.1	Distribution Reinvestment Plan (3)
10.2	Form of Registrant’s Restricted Share Plan (4)
10.3	Form of Registrant’s Stock Option Plan (4)

(1)

Incorporated by reference to an exhibit to the Registrant’s Post-Effective Amendment No. 2 to the Registration Statement on Form S-11 filed with the Securities and Exchange Commission on October 15, 2012.

(2)	Incorporated by reference to an exhibit to the Registrant’s Registration Statement on Form S-11 filed with the Securities and Exchange Commission on October 27, 2011.
(3)	Incorporated by reference to Appendix B to the Registrant’s Prospectus Supplement to the Registration Statement on Form S-11 filed by the Registrant pursuant to Rule 424(b)(3) of the Securities Act with the Securities and Exchange Commission on August 24, 2012.
(4)	Incorporated by reference to an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission on March 11, 2013.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, on this 30th day of April, 2014.

AMERICAN REALTY CAPITAL GLOBAL TRUST, INC.

By:	/s/ Nicholas S. Schorsch
Name:	Nicholas S. Schorsch
Title:	Chief Executive Officer and Chairman of the Board of Directors